UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024

SCIENCE 37 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39727	84-4278203
(Commission File No.)	(IRS Employer Identification No.)

800 Park Offices Drive, Suite 3606

Research Triangle Park, North Carolina 27709

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (984) 377-3737

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Common stock, par value $0.0001 per share	SNCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by Science 37 Holdings, Inc., a Delaware corporation (the “Company” or “Science 37”), with the Securities and Exchange Commission (the “SEC”) on January 29, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 28, 2024, with eMed, LLC, a limited liability company organized under the laws of the State of Delaware (“Parent”), and Marlin Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on February 12, 2024, Merger Sub commenced a cash tender offer for all of the Company’s outstanding shares of common stock, par value $0.0001 per share (“Shares”), at a purchase price of $5.75 per Share (the “Offer Price”), net to the seller in cash, without interest, subject to any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 12, 2024 (as amended or supplemented from time to time, the “Offer to Purchase”) and in the related Form of Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), filed as Exhibit (a)(1)(A) and Exhibit (a)(1)(B), respectively, to the Schedule TO originally filed with the SEC by Parent and Merger Sub on February 12, 2024.

The Offer and withdrawal rights expired at 12:00 midnight, New York City time, at the end of the day on March 11, 2024 (the “Expiration Time”). Continental Stock Transfer & Trust Company, in its capacity as depositary and paying agent for the Offer (the “Depositary and Paying Agent”), has advised Parent and Merger Sub that, as of the Expiration Time, a total of 4,715,950 Shares (not including 76,755 Shares tendered by notice of guaranteed delivery) were validly tendered and not withdrawn pursuant to the Offer, representing approximately 77.8% of the outstanding Shares. All conditions to the Offer having been satisfied, on March 12, 2024, Merger Sub accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all Shares validly tendered and not withdrawn prior to the Expiration Time, and payment of the Offer Price for such Shares will be made by the Depositary and Paying Agent.

On March 12, 2024 (the “Closing Date”), pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving (the “Surviving Corporation”) as a wholly owned subsidiary of Parent. The Merger was effected without a vote of the Company stockholders in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”).

At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares (i) irrevocably accepted for purchase in the Offer, (ii) Shares held by the Company as treasury stock or held directly by Parent or Merger Sub and (iii) Shares held by stockholders of the Company who validly exercised their statutory rights of appraisal under the DGCL) was cancelled and converted into the right to receive the Offer Price, in cash, without interest, subject to any required withholding of taxes (the “Merger Consideration”). Shares held by direct or indirect wholly owned subsidiaries of the Company or of Parent were automatically converted into the number of shares of the Surviving Corporation as to maintain the same relative ownership percentages.

Each Science 37 stock option outstanding under the Science 37 Holdings, Inc. 2021 Incentive Award Plan, the Science 37 Holdings, Inc. 2022 Employment Inducement Incentive Award Plan, the Science 37 Holdings, Inc. 2021 Employee Stock Purchase Plan or any individual grant agreements issued to any current or former director, officer, employee or individual independent contractor of Science 37 or its subsidiaries (collectively, “Company Equity Plans”) immediately prior to the Effective Time (each, a “Company Stock Option”), whether or not then vested or exercisable, was automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of: (i) the aggregate number of Shares subject to such Company Stock Option and (ii) the excess, if any, of the Offer Price over the per share exercise price under such Company Stock Option, less any required withholding taxes. Each time-based or performance-based Science 37 restricted stock unit with respect to Shares under the Company Equity Plans (each, a “Company RSU”) that was outstanding immediately prior to the Effective Time, whether vested or unvested, was automatically cancelled and converted into the right to receive an amount in cash equal to the product of (x) the Offer Price and (y) the number of Shares underlying such Company RSU, without interest and less any required withholding taxes. All “Earn-Out Rights” (that is, all rights to receive Shares that were reserved for issuance as “Earn-Out Shares” pursuant to, and under the circumstances set forth in, Section 2.8 of the Agreement and Plan of Merger dated as of May 6, 2021 by and among the Company, LifeSci Acquisition II Corp. and LifeSci Acquisition II Merger Sub, Inc.) that were outstanding immediately prior to the Effective Time automatically were cancelled and ceased to exist at the Effective Time.

The aggregate consideration paid in the Offer and the Merger was approximately $38 million, excluding related transaction fees and expenses. Parent provided Merger Sub with the necessary funds to fund the Offer and the Merger through a combination of its available cash and short-term borrowing.

The foregoing summary description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on January 29, 2024 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.01, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that the Merger had been consummated and requested that (i) the trading of Shares on Nasdaq be suspended prior to market open on the Closing Date and (ii) the listing of Shares on Nasdaq be withdrawn. In addition, the Company requested that Nasdaq file with the SEC a notification on Form 25 to report the delisting of Shares from Nasdaq and to deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the deregistration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The information set forth under Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Offer, a change of control of the Company occurred at the Acceptance Time. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, and effective as of the Effective Time, each director of the Company immediately prior to the Effective Time, David Coman, Robert Faulkner, Bhooshitha B. De Silva, John W. Hubbard, Emily Rollins, Neil Tiwari and Paul von Autenried, resigned as a director of the Company and Michael Cole and Jeffrey Schumm became the directors of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Third Amended and Restated Certificate of Incorporation”). In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Second Amended and Restated Bylaws”).

Copies of the Third Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of January 28, 2024, by and among eMed, LLC, Marlin Merger Sub Corporation and Science 37 Holdings, Inc. (incorporated herein by reference to Exhibit 2.1 to Current Report on Form 8-K filed by Science 37 Holdings, Inc. with the SEC on January 29, 2024).
3.1	Third Amended and Restated Certificate of Incorporation of Science 37 Holdings, Inc.
3.2	Second Amended and Restated Bylaws of Science 37 Holdings, Inc.
104	Cover Page Interactive Data File (formatted as inline XBRL).

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Science 37 Holdings, Inc.

Date:	March 12, 2024	By:	/s/ David Coman
			Name:	David Coman
			Title:	Chief Executive Officer